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                                   EXHIBIT 21

                    SUBSIDIARIES OF THE REGISTRANT (1)(2)(3)

The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 1999, and the places of incorporation or organization thereof, are:

                                                                Place of
                                                             Incorporation
         Name of Subsidiary                                  or Organization
         ------------------                                  ---------------
United States
Allied Tire Sales, Inc.                                          Florida
Belt Concepts of America, Inc.                                   Delaware
Celeron Corporation                                              Delaware
Cosmoflex, Inc.                                                  Delaware
Divested Atomic Corporation                                      Delaware
Divested Companies Holding Company                               Delaware
Divested Litchfield Park Properties, Inc.                        Arizona
The Kelly-Springfield Tire Corporation                           Delaware
*Goodyear Dunlop Tires North America, Ltd                        Ohio
Goodyear International Corporation                               Delaware
The Goodyear Rubber Plantations Company                          Ohio
Goodyear-SRI Global Purchasing Company                           Ohio
Goodyear-SRI Global Technology LLC                               Ohio
Goodyear Western Hemisphere Corporation                          Delaware
Murphy's Inc., Sales and Service                                 California
Retreading L Company                                             Delaware
Wheel Assemblies Inc.                                            Delaware
Wingfoot Corporation                                             Delaware
Wingfoot Ventures Four Inc.                                      Delaware
Wingfoot Ventures Eight Inc.                                     Delaware
Wingfoot Ventures Nine Inc.                                      Delaware
Wingfoot Ventures Thirteen Inc.                                  Delaware

INTERNATIONAL

Air Treads Canada Inc.                                           Canada
Compania Anonima Goodyear de Venezuela                           Venezuela
Compania Goodyear del Peru, S.A.                                 Peru
Compania Hulera Goodyear Oxo, S.A. de C.V.                       Mexico
Contred (Proprietary) Limited                                    South Africa
Corporacion Industriales Mercurio, S.A. de C.V.                  Mexico
*Deutsche Goodyear GmbH                                          Germany
*Deutsche Goodyear Holdings GmbH                                 Germany
*De Molen Branden B.V.                                           Netherlands
*Dunlop Airspring                                                France
Dunlop Canada Inc.                                               Canada
*Dunlop GmbH                                                     Germany
*Dunlop GKe SKFT                                                 Hungary
*Dunlop France S.A.                                              France
*Dunlop Tyres S.A.                                               Belgium
*Dunlop Pneumatici SpA                                           Italy
*Dunlop Neumaticos S.A.                                          Spain
*Dunlop Pneus S.A.                                               Switzerland
*Dunlop Banden B.V.                                              Netherlands
*Dunlop Reifen GmbH                                              Austria
Dunlop Pneu, S.r.o.                                              Czech Republic
Dunlop Pneu, S.r.o.                                              Slovakia

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
                                                       Place of
                                                     Incorporation
    Name of Subsidiary                              or Organization
    ------------------                             ------------------
*Dunlop Tyres Limited                                  England
*Dunlop Tyres A/S                                      Denmark
*Dunlop Tyres A/B                                      Sweden
*Dunlop Tyres A/S                                      Norway
*Dunlop Rehvide Balti Rikide                           Baltic States
*Dunlop Grind und Service GmbH & Co. KG                Germany
*Dunlop Grind und Service Verwaltungs GmbH             Germany
*Dunlop Versicherughs Service GmbH                     Germany
*Eurosava SRL                                          Italy
*Fulda Reifen GmbH                                     Germany
Engineered Products Asset Holding Company              Slovenia
Goodyear Australia Limited                             Australia
Goodyear Aviation Japan, Ltd                           Japan
Goodyear Belting Pty Limited                           Australia
Goodyear Canada Inc.                                   Canada
Goodyear Chemicals Europe S.A.                         France
*Goodyear Czech Republic                               Czech Republic
Goodyear Dalian Tire Company Ltd.                      People's Republic of China
Goodyear de Chile S.A.I.C.                             Chile
Goodyear de Colombia S.A.                              Colombia
Goodyear do Brasil Produtos de Borracha Ltda           Brazil
Goodyear Brokers Limited                               Bermuda
*Goodyear Denmark A/S                                  Denmark
*Goodyear Dunlop Tires Europe B.V.                     Netherlands
Goodyear Earthmover Pty Ltd                            Australia
Goodyear Engineered Products B.V.                      Belgium
*Goodyear Engineered Products Europe d.o.o             Slovenia
*Goodyear Engineered Products Europe Joint Venture
  Holding d.o.o.                                       Slovenia
*Goodyear Espanola S.A.                                Spain
Goodyear Export, Limited                               Bermuda
Goodyear Export Sales Corporation                      Barbados
Goodyear France Aviation Products S.A.                 France
Goodyear Finance Holding S.A.                          Luxembourg
*Goodyear Finland OY AB                                Finland
*Goodyear Gesellschaft M.B.H.                          Austria
*Goodyear Great Britain Limited                        England
*Goodyear Hellas S.A.I.C.                              Greece
Goodyear Holding Compania Anonima                      Venezuela
*Goodyear Hungary                                      Hungary
Goodyear India Limited                                 India
Goodyear Industrial Rubber Products Ltd.               England
*Goodyear Italiana S.p.A.                              Italy
Goodyear Jamaica Limited                               Jamaica
Goodyear Korea Company                                 Korea
Goodyear Lastikleri Turk Anonim Sirketi                Turkey
*Goodyear Luxembourg Tires S.A.                        Luxembourg
Goodyear Malaysia Berhad                               Malaysia
Goodyear Maroc S.A.                                    Morocco
Goodyear (Nederland) B.V.                              Netherlands
Goodyear New Zealand, Ltd.                             New Zealand
*Goodyear Norse A/S                                    Norway
The Goodyear Orient Company Pte Limited                Singapore

                                     X-21-2


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
                                                               Place of
                                                             Incorporation
         Name of Subsidiary                                 or Organization
         ------------------                                 ---------------
*Goodyear Polska                                                Poland
*Goodyear Portuguesa, Limited                                   Portugal
Goodyear Philippines Inc.                                       Philippines
Goodyear Productos Industriales, Compania Anonima               Venezuela
Goodyear Productos Industriales S. de R.L. de C.V.              Mexico
Goodyear Qingdao Engineered Elastomers Company Ltd.             People's Republic of China
Goodyear S.A.                                                   France
Goodyear S.A.                                                   Luxembourg
Goodyear Singapore Pte Limited                                  Singapore
Goodyear Solid Woven Belting (Pty) Limited                      South Africa
Goodyear South Africa (Proprietary) Limited                     South Africa
*Goodyear (Suisse), S.A.                                        Switzerland
*Goodyear Svenska Aktiebolog                                    Sweden
Goodyear Taiwan Limited                                         Republic of China
Goodyear (Thailand) Limited                                     Thailand
Goodyear Tyres Pty Ltd                                          Australia
Gran Industria de Neumaticos Centroamericana, S.A.              Guatemala
Granford Manufacturing, Inc.                                    Canada
*Gummiwerke Fulda GmbH                                          Germany
Intertyre (Pty) Ltd.                                            South Africa
*Irish Dunlop Co. Limited                                       Ireland
Neumaticos Goodyear S.R.L.                                      Argentina
Nippon Giant Tire Co., Ltd.                                     Japan
Pneu Holding                                                    France
Property Leasing S.A.                                           Luxembourg
*Pneumant Reifen GmbH                                           Germany
P.T. Goodyear Indonesia                                         Indonesia
P.T. Goodyear Sumatra Plantations                               Indonesia
*Rhein-Main - Industriespedition GmbH                           Germany
Rubber & Associated Manufacturing (Pty) Ltd.                    South Africa
Sava Tires, d.o.o.                                              Slovenia
Sava Tires Joint Venture Holding, d.o.o.                        Slovenia
*S.A. Goodyear N.V.                                             Belgium
*S.A. Soregi-Gedima N.V.                                        Belgium
Servicios Y Montajes Eagle, S.A. de C.V.                        Mexico
*Societe d'Equipement                                           Spain
*Societe Isseene de Particpations                               Spain
South Asia Tyres Ltd                                            India
*SP Brand Holding EEIG                                          Belgium
TC Debica S.A.                                                  Poland
Tredcor (Proprietary) Limited                                   South Africa
Trentyre (Natol) (Pty) Ltd                                      South Africa
Tycon Retreading Products (Pty) Ltd                             South Africa
Wingfoot de Chihuahua, S. de R.L. de C.V.                       Mexico
Wingfoot Finance NRO                                            Canada
Wingfoot Goodyear Kabushiki Kaisha                              Japan
Wingfoot Insurance Company Limited                              Bermuda

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(1)      Each of the 143 subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

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(2)      Each of the 143 subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that: (i) each of the subsidiaries listed above marked by an asterisk preceding its name is 75% owned by the Company; and (ii) in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary's equity capital: Goodyear-SRI Global Purchasing Company, 80%; Goodyear-SRI Global Technology LLC, 51%; Compania Goodyear del
         Peru S.A., 78%; Dunlop Gke SKFT, 57%; Dunlop Pneu, S.r.o. (Czech), 67.5%; Dunlop Pneu, S.r.o. (Slovakia), 67.5%; Goodyear Aviation Japan Ltd., 51%; Goodyear Solid Woven Belting (Pty) Limited, 50.1%; Goodyear Dalian Tire Company Ltd., 75%; Goodyear India Limited, 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 59.41%; Goodyear Malaysia Berhad, 51%; Goodyear Maroc S.A., 55%; Goodyear Qingdao Engineered Elastomers Company Ltd., 60%; Goodyear Taiwan Limited, 75.5%; Goodyear (Thailand) Limited, 66.8%; Gran Industria de Neumaticos Centroamericana, S.A., 76%; P.T. Goodyear Indonesia Tbk,
         85%; Goodyear Philippines Inc., 85.5%; TC Debica S.A., 59.87%; Pneu Holding, 63.75%; P.T. Goodyear Sumatra Plantations, 95%; Nippon Giant Tire Co., Ltd., 65%; Sava Tires, d.o.o., 60%; Sava Tires Joint Venture Holding d.o.o., 60%.

(3) In accordance with paragraph (ii) of Part 22 of Item 601(b) of Regulation S-K, the names of approximately 102 subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in the applicable regulations.


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